EX.99.n.i




                                 April 23, 2003

Ivy Long/Short Hedge Fund LLC
One Wall Street
New York, New York 10286

               Re:    IVY LONG/SHORT HEDGE FUND LLC

Ladies and Gentlemen:

               We have acted as counsel in connection with the formation of Ivy Long/Short Hedge Fund LLC, a Delaware limited liability company organized on September 25, 2002 (the "Company"), and the offering of interests therein (the "Offering"). At your request, these opinions as to the status of the Company for Federal income tax purposes are being furnished to you.

        In rendering the opinions set forth herein, we have examined the Limited Liability Company Agreement of the Company dated as of April 9, 2003 (the "LLC Agreement"), and the Prospectus and Statement of Additional Information, each subject to completion and dated April 9, 2003 (collectively, the "Offering Memorandum"). We have also examined such certificates and documents that we have deemed necessary or appropriate. In this regard, we have relied, without independent investigation as to factual matters, on representations from the Company and from the Board of Managers of the Company, and on certificates of public officials. Furthermore, we have assumed the legal capacity of all natural persons signing or delivering any instrument, the genuineness of all signatures of persons on original documents, the authority of all persons signing such documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based on and subject to the foregoing, we are of the opinion that for Federal income tax purposes:



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Ivy Long/Short Hedge Fund LLC
April 23, 2003
Page 2

               (i) the Company will be classified as a partnership and each member of the Company (a "Member") will be treated as a partner of such partnership at all times during which the Company has two or more Members; and

               (ii) the Company will not be classified or treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation.

        In rendering the foregoing opinions, we are relying upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder ("Regulations"), published rulings thereunder and judicial interpretations thereof in existence on the date hereof. In addition, we assume that the Company will be operated in accordance with the terms of the LLC Agreement and the Offering Memorandum and consistent with the facts as set forth herein.

        The Code and Regulations upon which the foregoing opinions are based and the administrative and judicial interpretations thereof are subject to change either by a statutory amendment to the Code, by an administrative change in the Regulations or published rulings or by new judicial decisions. Any such changes might be retroactive and might adversely affect the tax status of the Company.

        The opinions expressed herein have been rendered at your request, are solely for your benefit in connection with the Offering and may not be relied upon by you or any other person in any other manner or for any other purpose. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we become aware, which may affect either of the opinions expressed herein, or to update, revise or supplement any opinion herein for any reason whatsoever.

        We consent to the reference to our firm under the heading "Taxes - Tax Treatment of Fund Operations - Classification of the Fund" in the prospectus and under the heading "Tax Aspects - Tax Treatment of Fund Operations - Classification of the Fund" in the statement of additional information included in Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 for Ivy Long/Short Hedge Fund LLC (File No. 33-100821). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                            Very truly yours,


                                            /s/  Schulte Roth & Zabel LLP